LYH ACQUISITION CORPORATION

FINANCIAL STATEMENTS
AT
December 31, 2007

US2000 9883161.6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
LYH Acquisition Corporation

We have audited the accompanying consolidated balance sheet of LYH Acquisition Corporation as of December 31, 2007, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the period from the inception September 2007 to December 31, 2007. LYH Acquisition Corporation’s management is responsible for these consolidated financial statements.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of LYH Acquisition Corporation as of December 31, 2007, and the results of its operations and its cash flows for the period from the inception September 2007 to December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ Rotenberg & Co. LLP

Rochester, New York
July 22, 2008

LYH Acquisition Corporation

Consolidated Balance Sheet

	December 31,2007

ASSETS
Current Assets
Cash and Cash Equivalents	US$	789,429
Accounts Receivable-Net		6,805,279
Accounts Receivable-Related Parties		1,780,126
Inventory		4,386,064
Prepayments		692,246
Subsidy Receivable		842,291
Other Receivables		3,309,084
Due from Related Parties		723,643
Total Current Assets		19,328,162

Property, Plant and Equipment – Net		804,994
Land Use Right – Net		58,830
Construction In Process		326,713
Total Assets	US$	20,518,699

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Short-term Loan	US$	2,734,444
Accounts Payable		5,059
Accounts Payable-Related Parties		9,682,812
Advances from Customers		566,749
Tax Payable		546,433
Due to Related Parties		6,201,734
Other Payables and other current liabilities		781,407
Total Current Liabilities		20,518,638

Stockholders’ Equity
Common Stock (authorized 50,000 shares, no par value, 10,000 shares issued and outstanding)l		100
Additional Paid In Capital		335
Retained Earnings (Accumulated Deficit)		(374)
Total Stockholders’ Equity		61

Total Liabilities and Stockholders’ Equity	US$	20,518,699

The accompanying notes are an integral part of these financial statements.

LYH Acquisition Corporation

Consolidated Statement of Operations

		For the period from inception September 2007 to December 31, 2007

Sales	US$	—

Operating Expenses
General and Administrative Expenses		374

Operating Loss		(374)
Provision for Income Taxes		—
Net Loss	US$	(374)

The accompanying notes are an integral part of these financial statements.

LYH Acquisition Corporation

Consolidated Statement of Cash Flows

	For the period from inception September 2007 to December 31, 2007
Cash Flows from Operating Activities
Net Loss	US$	(374)
Adjustments to reconcile net loss to net cash provided by operations:
Other Payables and other current liabilities		100
Net Cash used in Operating Activities		(274)

Cash Flows from Investing Activities
Cash Provided By Investment In Subsidiary-Yi Xin Copper Co		789,268
Net Cash provided by Investing Activities		789,268

Cash Flows from Financing Activities
Capital contribution		435
Net Cash provided by Financing Activities		435

Net Changes in Cash and Cash Equivalents		789,429
Cash and Cash Equivalents - Beginning of Period		—
Cash and Cash Equivalents - End of Period	US$	789,429

Supplementary Cash Flow Disclosures:

Interest Paid	US$	—
Income Taxes Paid	US$	—

The accompanying notes are an integral part of these financial statements.

LYH Acquisition Corporation

Consolidated Statement of Changes in Stockholders’ Equity

For the Period from Inception September 2007 to December 31, 2007

	Common Stock shares	Common Stock	Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)		Total Stockholders’ Equity
Beginning Balance	—	$—	$—		$—	$—
Common Stocks issued on September 21, 2007	10,000	100				100
Capital Contribution on October 22,2007			335			335
Net Loss for the year					(374)	(374)
Balance - December 31, 2007	10,000	$100	$335	$	(374)	$61

The accompanying notes are an integral part of these financial statements.

NOTE A – CHANGE OF CORPORATE STRUCTURE AND DESCRIPTION OF BUSINESS

LYH Acquisition Corporation (LYH) was incorporated in the British Virgin Islands on September 21, 2007.  The sole purpose of the formation of LYH was to create a corporate entity outside of the People’s Republic of China, or PRC, to create a Hong Kong Corporation for the purpose of acquiring Yi Xin Copper.  LYH was initially owned by one individual who was a United States citizen until he transferred his entire interest in November 2007 to Newry, a company incorporated in the British Virgin Islands on September 21, 2007.

WWC Corporation LTD.(WWC) was incorporated in Hong Kong on October 22, 2007 as the wholly-owned subsidiary of LYH.

Jiangxi Guixi Yi Xin Copper Co., Ltd (Yi Xin Copper) was established in April 2006 in Guixi City of Jiangxi Province of the Peoples Republic of China (“PRC”) and began operations in December 2006.

In this report, “The Company” refers to LYH and its directly and indirectly owned subsidiaries.

On November 18, 2007, WWC entered into an Equity Interest Acquisition Agreement with the owners of Yi Xin Copper to acquire 100% of the equity interest of Yi Xin Copper for cash consideration.  The transaction was approved by the Jiangxi Provincial Government on November 29, 2007, and the acquisition was completed on December 11, 2007, when the Certificate of Incorporation of Yi Xin Copper as a Foreign Invested Enterprise (FIE) was issued by the Ying tan Administration of Industry and Commerce (YIAIC).  Based on applicable PRC regulations and pursuant to the Equity Interest Acquisition Agreement, WWC shall pay the acquisition price of Yi Xin Copper within three (3) months.

WWC will pay RMB 40 million for Yi Xin Copper ((estimated at USD $5,468,889 as of December 31, 2007, using an exchange rate of USD$1 equal to RMB7.31410) (the “Purchase Price”)) by March 28,2008.  The source of the cash used for the acquisition was from shareholders’ capital contributions.

Yi Xin Copper is principally engaged in the manufacture and distribution of copper products such as copper rods, wires and valves.  It distributes products nationally in China.  Currently it has 267 employees, among which 196 employees are disabled.  Yi Xin Copper is eligible for special tax treatment due to hiring more than 50% of total employees who are disabled.

Yi Xin Copper purchases scrap coppers from suppliers in Tai Zhou city of Zhejiang province who operate as factories instead of retailers.  About 99% of the total scrap coppers purchased are from Guixi Fangyuan Recycling Company, a related company.  As the major scrap copper supplier, Guixi Fang Yuan Recycling Company sells the raw materials to Yi Xin Copper at the fair market value.

It is management’s opinion that all adjustments necessary for a fair statement of the results for the interim periods have been made.  All adjustments are of normal recurring nature.

NOTE B- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Cash and Cash equivalent

The Company considers cash and cash equivalents to include cash on hand and demand deposits with banks with an original maturity of three months or less.

(b)	Account Receivable

Account Receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts.  An estimate for doubtful accounts is made when collection of the full amount is no longer probable.  Bad Debts are written off as incurred.  The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.  As of December 31, 2007, the Company has established a reserve of $ 34,197, which represents 0.5% of total account receivable of $ 6,839,476.

(c)	Inventory

Inventory is valued at the lower of cost of market (using the weighted average method) or net realizable value.  Cost includes all costs to acquire and other costs incurred in bring the inventories to their present location and condition.  The Company evaluates the net realizable value of its inventories on a regular basis and records a provision for loss to reduce the computed weighted-average cost.   Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completing, selling expenses and related taxes.

(d)	Land Use Right

According to the laws of China, the government owns all the land in China.  Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government.  Land use rights would be amortized using the straight-line method over the lease term of 50 years.

(e)	Property, Plant and Equipment

Fixed assets are stated at cost.  The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period of disposition.

Depreciation is computed using the straight-line method over the estimated useful lives of assets, net of the estimated residual values.  The useful lives for property, plant and equipment are as follows:

Buildings and leasehold improvement	20 years
Plant and Machinery	5-10 years
Office equipment and furnishing	5 years
Motor Vehicles	10 years

(f)	Construction in Progress

Construction in Progress represents direct costs of construction or acquisition and design fees incurred.  Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment assets when substantially all the activities necessary to prepare the assets for their intended use are completed.  No depreciation is provided until it is completed and ready for intended use.

(g)	Government Subsidies

The Company is a welfare enterprise, it is entitled to the special tax treatments.  Government subsidies refer to the tax refund by both the central and the local Chinese government from the value-add taxes paid by the Company for the employment of qualified welfare employees.  The Company has to pay the value-add tax in accordance with the relevant Chinese tax laws and regulations.

Prior to July 2007, government subsidies consist of the government refunds of all of the value-add tax payments paid by the Company.

Effective in July 2007, because the Company is a welfare enterprise, it is entitled to receive up to 35,000 yuan in RMB per qualified handicapped employee per year according to the central government policies.  In addition, due to the incentive policies made by Guixi Local Finance Department to attract out of town investments that is effective in July 2007 and expires on December 30, 2009, the Company is entitled to receive from Guixi Local Finance Department 25% of net of VAT tax paid minus up to 35,000 yuan in RMB government subsidies per handicapped employee per year.

Subsidies are recognized at their fair values when received or there is reasonable assurance that they will be received and all attached conditions are complied with.  According to Chinese tax law, government subsidies for qualified welfare employees up to 35,000 yuan in RMB per handicapped employee per year are not subject to income taxes.

(h)	Income Taxes

The Company was incorporated in the British Virgin Islands (BVI) on September 21, 2007.  As an offshore company, it is exempt from income taxes according to the Article 242 of the BVI Business Companies Act 2004 (“Exemptions from Tax”), which states that (a) a company b) all dividends, interest, rents, royalties, compensations and other amounts paid by company, and (c) capital gains realized with respect to any shares, debt obligations or other securities of a company, are exempt from all provisions of the Income Tax Ordinance.

WWC was incorporated in Hong Kong on October 22, 2007.  In accordance with the relevant tax laws and regulations of Hong Kong, a company, irrespective of its residential status, is subject to tax on all profits (excluding profits arising from the sale of capital assets) arising in or derived from Hong Kong.  No tax is levied on profits arising abroad, even if they are remitted to Hong Kong.  Therefore, WWC is exempt from income tax for year ended December 31, 2007 since all the profits were derived from Yi Xin Copper in PRC. The income tax rate for year 2007 is 17.5%.

Yi Xin Copper was established in April 2006 in Guixi City of Jiangxi Province of the Peoples Republic of China (“PRC”) and began operations in December 2006.  In accordance with the relevant tax laws and regulations of PRC, a company registered in the PRC is subject to state and local income taxes within PRC at the applicable tax rate on the taxable income as reported in their PRC statutory financial statements.  Under the Provisional Taxation Regulation of the PRC, income tax is payable at a rate of 33% of their taxable income for the current year.  Effective January 1, 2008, all companies are subject to uniform tax rate of 25%.  According to the PRC tax law, government subsidies for qualified welfare employees up to 35,000 yuan in RMB per handicapped employee per year are not subjected to income taxes. In addition, the PRC tax law allows operating losses to be carried forward for five years.  Due to the incentive policies made by Guixi Local finance department to attract out of town investments, Yi Xin Copper, who qualifies as out of town investor, is entitled to a two-year exemption from income taxes followed by three years of a 50% tax reduction.  Yi Xin Copper is required to pay income taxes first at regular tax rate, which is 33%, then the government will make full refund of the taxes paid by Yi Xin Copper for the first two years, then reduced to a refund of 50% of the taxes paid by the Company for the following three years.  Therefore Yi Xin Copper was exempted from income tax in 2006 and 2007.  Effective on January 1, 2008, only the local government portion of the income taxes paid by Yi Xin Copper will be fully refunded for the first two years, then reduced to a refund of the 50% of the taxes paid by Yi Xin Copper that is allocable to the local government for the following three years.

Yi Xin Copper accounts for income tax using an assets and liability approach and allows for recognition of deferred tax benefits in future years.  Under the assets and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purpose.  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before Yi Xin Copper is able to realize their benefits, or that future realization in uncertain.

Yi Xin Copper has no temporary differences.  Therefore, no deferred tax assets and liabilities have been recognized and no valuation allowance has been established.

Yi Xin Copper does have permanent differences, such as penalties, government subsidies for qualified welfare employees, etc.

(i)	Related Parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions.  Parties are also considered to be related if they are subject to common control or common significant influence.  Related parties may be individuals or corporate entities.

(j)	Foreign Currency Translation

Yi Xin Copper maintains its books and accounting records in Renminbi (“RMB”), the PRC’s currency, being the functional currency.  Transactions denominated in foreign currencies are translated into the reporting currency at the exchange rates prevailing on the transaction dates.  Assets and liabilities denominated in foreign currencies are translated into the reporting currency at the exchange rates prevailing at the balance sheet date.  Income and expenditures are translated at the average exchange rate of the year.

December 31, 2007
Balance sheet	RMB	7.3141	to US	$1
Operating statement	RMB	7.6172	to US	$1

In July 2005, the PRC began to value the RMB against a basket of currencies of its major trading partners, including the U.S.  Since the adoption of this flexible exchange rate policy, the RMB has been under pressure to appreciate against the U.S. dollar.

(k)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  On an on-going basis, the Company evaluates its estimates, including, but not limited to, those related to depreciation, bad debts, income taxes and contingencies.  The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, Actual results could differ from those estimates.

(l)	Economic and Political Risks

The Company’s operations are conducted in the PRC.  Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Comapny’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe.  These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange.  The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

(m)	Fair value of Financial Instruments

The carrying value of financial instruments including cash, receivables, accounts payable, accrued expenses and debt, approximates their fair value at December 31, 2007 due to the relatively short-term nature of these instruments.

(n)	Revenue Recognition

The Company recognizes revenue from product sales when goods are delivered, the quantity and quality of the goods are confirmed and rewards and risk of ownership and title pass to the customers.  Revenues consist of the invoice value of the sale of goods and services net of value added tax, rebates and discounts, certain sales incentives, trade promotion, and product returns.  All of the Company’s products are shipped directly to the manufacturer.  Revenue arrangement requires receipt of purchase orders before product shipment and delivery.

(o)	Employee’s Benefits

The Company is required and made contributions to the Chinese Government’s health, retirement benefit and unemployment plan at the statutory rates in force during the period, based on gross salary payments.  The cost of these payments is charged to the statement of income at the same period as the related salary cost.

(p)	Comprehensive Income (loss)

The Company adopted Statement of Financial Accounting Standards No, 130, “Reporting Comprehensive Income,” (SFAS No. 130).  SFAS No. 130 requires the reporting of comprehensive income in addition to net income from operations.

Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of information that historically has not been recognized in the calculation of net income.

(q)	Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of trade account receivable.  The Company performs ongoing credit evaluations with respect to the financial condition of its creditors, but does not require collateral.

(r)	Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (“SFAS”) No. 160, "Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51”.  SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009.  The Company is currently evaluating the impact of SFAS 160 on its financial statements.

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (“SFAS”) No. 141(R), "Business Combinations”.  SFAS 141(R) establishes principles and requirements for how the acquirer, recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, an any noncontrolling interest in the acquiree, recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase, and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.  SFAS 141(R) is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009.  The Company is currently evaluating the impact of SFAS 141(R) on its financial statements.

In December 2007, the SEC issued Staff Accounting Bulletin No. 110 (“SAB 110”). SAB 110 permits companies to continue to use the simplified method, under certain circumstances, in estimating the expected term of “plain vanilla” options beyond December 31, 2007. SAB 110 updates guidance provided in SAB 107 that previously stated that the Staff would not expect a company to use the simplified method for share option grants after December 31, 2007. Adoption of SAB 110 is not expected to have a material impact on the Company’s financial statements.

In March 2008, the FASB issued SFAS No.161, Disclosures about Derivative Instruments and Hedging Activities- an amendment of FASB statement No.133.SFAS No.161 requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. SFAS No.161 is effective for fiscal years, and interim periods within those fiscal years, beginning after November 15, 2008, with early application encouraged. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ending December 31, 2009. The Company is currently evaluating the impact of SFAS No. 161 on its financial statements.

NOTE C- - ACCOUNTS RECEIVABLE

The Company’s accounts receivable from unrelated parties as of December 31, 2007 are summarized as follows:

December 31, 2007
Trade Receivables	$6,839,476
Less: Allowance for doubtful accounts	34,197
Net accounts receivable,	$6,805,279

As of December 31, 2007, the Company estimated total bad debt allowance at $34,197, which represent 0.5% of total account receivable of $ 6,839,476. The ending balance for allowance for doubtful accounts for year 2007 is $34,197.

Note D-  Property, Plant and equipment
Property, plant and equipment consisted of the following, as of December 31, 2007

Cost:	December 31, 2007
Buildings and Leasehold	$565,864
Machinery	1,967,344
Office equipments	15,935
Motor Vehicles	23,545
Subtotal	2,572,688
Less: Accumulated depreciation	(204,221)

Less: Acquisition Adjustment	(1,563,473)
Property, plant and equipment, net	$804,994

There was no depreciation expense recorded for the Company for the year ended December 31, 2007 because the acquisition took place at the end of the year.

NOTE E- LAND USE RIGHTS

Land Use Right	$177,192
Less: Accumulated Amortization	(4,102)
Less: Acquisition Adjustment	(114,260)
Land Use Right, Net	$58,830

There was no amortization expense recorded for the Company for the year ended December 31, 2007 because the acquisition took place at the end of the year.

NOTE F- INVENTORY

On December 31, 2007 inventories consisted of the following:

December 31, 2007
Raw materials	$1,002,546
Work-in-progress	—
Finished goods	3,383,518
Total Inventories	$4,386,064

Since the Company does not recognize sales until customers confirmed the quantity and quality of the goods, some finished goods, although delivered and stored at customer’s site, still belong to the Company and are included in the inventory of the Company until customers accept the goods and revenues recognized by the Company.  As of December 31, 2007, the total finished goods inventory on customers’ site is $3,105,762.

 NOTE G-RELATED PARTY TRANSACTIONS

These following entities are considered related parties to the Company and the related parties act only as the Company’s suppliers, retailers, or directors or managerial personnel. And there are no other relationships wherein the Company has the ability to exercise significant influence over the operating and financial policies of these parties.  The Company is not obligated to provide any type of financial support to these related parties.  The economic substance of each entity is summarized as follows:

Related Party	Economic Substance
Taizhou Wuhe Copper Company	Distributes copper products in China

Taizhou Guangda Packaging Company	Engaged in buying and selling packaging materials

Zhengzhou Xiandai Chemical Company	Engaged in Chemical products manufacturing and distributing

Yuhuan Ruixing Copper Company	Manufactures and distributes copper products in China

Guixi Fangyuan Recycling Company	Engage in recycling of waste materials in China

The Company continued to purchase and sell copper products between related parties which include Taizhou Wuhe Copper Company, Yuhuan Ruixing Copper company, and Guixi Fangyuan Recycling Company.  There were no sales or purchase activities during the year after the acquisition of Yi Xin Copper.

NOTE H- SHORT-TERM BANK LOAN

Short-term loan represented the following as of December 31, 2007.
	December 31, 2007
Secured	US$	2,734,444
Less: Current portion		(2,734,444)
Non-current portion	US$	—

To finance the operation of the business, during the second quarter of 2007, Yi Xin Copper obtained one short-term loan of $532,085 (RMB 4 million) from local Construction Bank of China, with interest bearing at 6.475% per annum.  The loan was secured by the pledge of land use right held by Yi Xin Copper and was paid in full on December 31, 2007.  On December 3, 2007, Yi Xin Copper obtained the second short- term loan of $2,734,444 (RMB 20 million) from local Bank of Pu Fa, Nanchang branch with interest bearing at 7.128% per annum.  The loan is guaranteed by the other company.

NOTE I - COMMITMENTS AND CONTINGENCIES

(a).            CAPITAL COMMITMENTS

As of December 31, 2007, the Company had no significant capital commitments required for disclosure.

(b).           LEASE COMMITMENTS

As of December 31, 2007, the Company had no lease commitments required for disclosure.

(c).           LEGAL PROCEEDINGS

Not applicable.

NOTE J- PRO FORMA CONSOLIDATED FINANCIALS

The following audited 2007 consolidated financial statements combine the historical balance sheets of LYH, incorporated in the British Virgin Islands on September 21, 2007, WWC, incorporated in Hong Kong on October 22, 2007, and Yi Xin Copper, incorporated in PR China on April 30 2006, at December 31, 2007, giving effect to the acquisition of Yi Xin Copper had taken place on December 11, 2007.

The 2007 pro forma consolidated financial statements combine the historical statements of operations and comprehensive income of LYH, WWC, and Yi Xin Copper, and their respective statements of cash flows for the year ended December 31, 2007, giving effect to the acquisition of Yi Xin Copper as if the acquisition had taken place on January 1, 2007.

The 2006 pro forma consolidated financial statements combine the historical balance sheets of LYH, WWC, and Yi Xin Copper, at December 31, 2006, giving effect to the acquisition of Yi Xin Copper as if the acquisition had taken  place on the inception date of Yi Xin Copper.

The 2006 pro forma consolidated financial statements combine the historical statements of operations and comprehensive income of LYH, WWC, and Yi Xin Copper for the period from inception April 30 2006 to December 31, 2006, and their respective statements of cash flows for the period from inception April 30 2006 to December 31, 2006, giving effect to the acquisition of Yi Xin Copper as if the acquisition had taken place on the inception date of Yi Xin Copper.

The pro forma consolidated financial statements reflect the acquisition using the purchase method of accounting. The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable.

We provide the following information to aid you in your analysis of the financial aspects of the acquisition of Yi Xin Copper.  We derived this information for LYH and WWC from their audited financial statements for the year ended December 31, 2007, and Yi Xin Copper from its audited financial statements for the years ended December 31, 2007 and 2006.

The pro forma consolidated financial statements should be read in conjunction with the separate historical audited consolidated financial statements of LYH, appearing elsewhere herein.

The fiscal year end of LYH, WWC, and Yi Xin Copper is December 31, respectively.

The pro forma consolidation financial information is for illustrative purposes only.  The companies may have performed differently had the acquisition had taken place other than on December 11, 2007, and had they always been consolidated.  You should not rely on the pro forma consolidated financial information as being indicative of the historical results that would have been achieved had the acquisition had taken place other than on December 11, 2007, and had the companies always been consolidated or the future results that the companies will experience after the acquisition.

LYH Acquisition Corporation

Pro Forma Consolidated Balance Sheets

	December 31,2007		December 31, 2006

ASSETS

Current Assets
Cash and Cash Equivalents	US$	789,429	US$	130,148
Accounts Receivable-Net		6,805,279		379,325
Accounts Receivable-Related Parties		1,780,126		—
Inventory		4,386,064		749,115
Prepayments		692,246		177,465
Subsidy Receivable		842,291		—
Other Receivables		3,309,084		10,280
Due from Related Parties		723,643		—
Total Current Assets		19,328,162		1,446,333

Property, Plant and Equipment – Net		804,994		915,520
Land Use Right – Net		58,830		164,759
Construction In Process		326,713		323,875
Total Assets	US$	20,518,699	US$	2,850,487

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Short-term Loan	US$	2,734,444	US$	—
Accounts Payable		5,059		—
Accounts Payable-Related Parties		9,682,812		386,798
Advances from Customers		566,749		20
Advances from Customers- Related Parties		—		480,773
Tax Payable		546,433		—
Due to Related Parties		6,201,734		1,151,263
Other Payables and other current liabilities		781,407		853,624
Total Current Liabilities		20,518,638		2,872,479

Stockholders’ Equity
Registered Capital		100		147,210
Additional Paid In Capital		335
Retained Earnings (Accumulated Deficit)		(374)		(170,040)
Accumulated Other Comprehensive Income		----		838
Total Stockholders’ Equity		61		(21,992)
Total Liabilities and Stockholders’ Equity	US$	20,518,699	US$	2,850,487

LYH Acquisition Corporation

Pro Forma Consolidated Statements of Operations and Comprehensive Income

	For the year ended December 31, 2007		For the period from inception April 2006 to December 31, 2006

Sales	US$	149,167,221	US$	1,468,805
Cost of Sales		(150,457,684)		(1,555,127)
Government Subsidies		5,000,950		11,401
Sales Tax and Surtax		(281,107)		(927)
Gross Profit		3,429,380		(75,848)

Operating Expenses
Selling Expense		30,104		—
General and Administrative Expenses		723,995		94,205
Financial Expenses		22,537		(13)
Total Operating Expenses		776,636		94,192

Operating Income (Loss)		2,652,744		(170,040)

Non Operating Income- Net		7,201		—
Net Income (Loss) Before Provision for Income Taxes		2,659,945		(170,040)

Provision for Income Taxes		—		—
Net Income (Loss)		2,659,945		(170,040)

Other Comprehensive Income		403,879		838
Comprehensive Income	US$	3,063,824	US$	(169,202)

LYH Acquisition Corporation

Pro Forma Consolidated Statements of Cash Flows

	For the year ended December 31, 2007		For the period from inception April 2006 to December 31, 2006
Cash Flows from Operating Activities
Net Income (Loss)	US$	2,659,945	US$	(170,040)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Bad debt expense		32,836
Depreciation and Amortization Expenses		187,621		11,892
Cash provided (used) by Changes in Operating Assets and Liabilities
Accounts Receivable		(6,178,024)		(372,973)
Accounts Receivable-Related Parties		(1,709,292)		—
Other Receivables		(3,166,860)		(10,108)
Prepayments		(482,569)		(174,493)
Inventory		(3,442,722)		(736,571)
Subsidy Receivable		(808,775)		—
Accounts Payable		4,857		—
Accounts Payable -Related Parties		8,900,550		380,321
Advance from Customers		544,176		20
Advance from Customers-Related Parties		(493,416)		472,722
Tax Payable		551,474		—
Other Payables and other current liabilities		(152,539)		839,330
Net Cash provided (used) by Operating Activities		(3,552,738)		240,100

Cash Flows from Investing Activities
Purchase (Sale) of Land Use Right		114,261		(163,006)
Acquisition (Sale) of Property, Plant and Equipment		587,459		(911,075)
Cash used for Construction in Progress		(499,418)		(318,452)
Net Cash provided (used) by Investing Activities		202,302		(1,392,533)

Cash Flows from Financing Activities
Borrowing from (Lending to) Directors or Managerial Personnel – net		4,296,188		1,131,984
Capital contribution (distribution)		(1,466,387)		148,416
Inception of bank loans		2,625,637		—
Dividends distribution		(1,575,382)		—
Net Cash Flows from Financing Activities		3,880,056		1,280,400

Net Changes in Cash and Cash Equivalents		529,620		127,967
Effect on Change of Exchange Rate		129,661		2,181
Cash and Cash Equivalents - Beginning of Period		130,148		—
Cash and Cash Equivalents - End of Period	US$	789,429	UUSS$	130,148

Supplementary Cash Flow Disclosures:

Interest Paid	US$		US$
Income Taxes Paid	US$		US$

LYH Acquisition Corporation

Notes To Pro Forma Consolidated Financial Statements

December 31, 2007

NOTE 1 – ACQUISITION OF YI XIN COPPER

On November 18, 2007, WWC entered into an Equity Interest Acquisition Agreement with the owners of Yi Xin Copper to acquire 100% of the equity interest of Yi Xin Copper for cash consideration.  The transaction was approved by the Jiangxi Provincial Government on November 29, 2007, and the acquisition was completed on December 11, 2007, when the Certificate of Incorporation of Yi Xin Copper as a Foreign Invested Enterprise (FIE) was issued by the Ying tan Administration of Industry and Commerce (YIAIC).  Based on applicable PRC regulations and pursuant to the Equity Interest Acquisition Agreement, WWC shall pay the acquisition price of Yi Xin Copper within three (3) months.

WWC will pay RMB 40 million for Yi Xin Copper ((estimated at USD $5,468,889 as of December 31, 2007, using an exchange rate of USD$1 equal to RMB7.31410) (the “Purchase Price”)) by March 28,2008.  The source of the cash used for the acquisition was from shareholders’ capital contributions.

NOTE 2 – PRO FORMA ADJUSTMENTS

A. Consolidated Balance Sheet - as of December 31, 2007

(a) Derived from the audited balance sheet of LYH as of December 31, 2007

(b) Derived from the audited balance sheet of WWC as of December 31, 2007

(c) Derived from the audited balance sheet of Yi Xin Copper as of December 31, 2007

(d) Adjustments relating to the acquisition of Yi Xin Copper by WWC, a wholly-owned subsidiary of LYH, including:

(1) To adjust for the acquisition for RMB 40 millions for the equity interest in Yi Xin

(2) To adjust for the inter-company liability and stock subscription receivable between LYH and WWC

(3) To adjust for the increase of investment in subsidiary as a result of the Company recognized its subsidiaries’ 2007 operating results

(4) After the acquisition, the Company has 10,000 shares of common stock outstanding (no par value)

B. Pro Forma Consolidated Statements of Operations and Comprehensive Income – For the Year Ended December 31, 2007

(a) Derived from the audited statement of operations and comprehensive income of LYH for the year ended December 31, 2007

(b) Derived from the audited statement of operations and comprehensive income of WWC for the year ended December 31, 2007

LYH Acquisition Corporation

Notes To Pro Forma Consolidated Financial Statements

December 31, 2007

(c) Derived from the audited statement of operations and comprehensive income of Yi Xin for the year ended December 31, 2007
(d) Adjustment related to the recognition of subsidiaries’ 2007 operating results, as explained in Note 2A(d)(3) above

C. Pro Forma Consolidated Balance Sheet - as of December 31, 2006

(a) Derived from the audited balance sheet of Yi Xin Copper as of December 31, 2006

D. Consolidated Statements of Operations and Comprehensive Income – For the Period from Inception April 2006 to  December 31, 2006

(a) Derived from the audited statement of operations and comprehensive income of Yi Xin Copper for the period from inception April 2006 to December 31, 2006

NOTE 3- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(aa)	Cash and Cash equivalent

The Company considers cash and cash equivalents to include cash on hand and demand deposits with banks with an original maturity of three months or less.

(bb)	Account Receivable

Account Receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts.  An estimate for doubtful accounts is made when collection of the full amount is no longer probable.  Bad Debts are written off as incurred.  The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.  As of December 31, 2007, the Company has established a reserve of $ 34,197, which represents 0.5% of total account receivable of $ 6,839,476.  There were no allowances for doubtful accounts and bad debts write-off for the period from inception April 2006 to December 31, 2006 (pro forma).

(cc)	Inventory

Inventory is valued at the lower of cost of market (using the weighted average method) or net realizable value.  Cost includes all costs to acquire and other costs incurred in bring the inventories to their present location and condition.  The Company evaluates the net realizable value of its inventories on a regular basis and records a provision for loss to reduce the computed weighted-average cost.   Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completing, selling expenses and related taxes.

(dd)	Land Use Right

According to the laws of China, the government owns all the land in China.  Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government.  Land use rights would be amortized using the straight-line method over the lease term of 50 years.

LYH Acquisition Corporation

Notes To Pro Forma Consolidated Financial Statements

December 31, 2007

(ee)	Property, Plant and Equipment

Fixed assets are stated at cost.  The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period of disposition.

Depreciation is computed using the straight-line method over the estimated useful lives of assets, net of the estimated residual values.  The useful lives for property, plant and equipment are as follows:

Buildings and leasehold improvement	20 years
Plant and Machinery	5-10 years
Office equipment and furnishing	5 years
Motor Vehicles	10 years

(ff)	Construction in Progress

Construction in Progress represents direct costs of construction or acquisition and design fees incurred.  Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment assets when substantially all the activities necessary to prepare the assets for their intended use are completed.  No depreciation is provided until it is completed and ready for intended use.

(gg)	Government Subsidies

The Company is a welfare enterprise, it is entitled to the special tax treatments.  Government subsidies refer to the tax refund by both the central and the local Chinese government from the value-add taxes paid by the Company for the employment of qualified welfare employees.  The Company has to pay the value-add tax in accordance with the relevant Chinese tax laws and regulations.

Prior to July 2007, government subsidies consist of the government refunds of all of the value-add tax payments paid by the Company.

Effective in July 2007, because the Company is a welfare enterprise, it is entitled to receive up to 35,000 yuan in RMB per qualified handicapped employee per year according to the central government policies.  In addition, due to the incentive policies made by Guixi Local Finance Department to attract out of town investments that is effective in July 2007 and expires on December 30, 2009, the Company is entitled to receive from Guixi Local Finance Department 25% of net of VAT tax paid minus up to 35,000 yuan in RMB government subsidies per handicapped employee per year.

Subsidies are recognized at their fair values when received or there is reasonable assurance that they will be received and all attached conditions are complied with.  According to Chinese tax law, government subsidies for qualified welfare employees up to 35,000 yuan in RMB per handicapped employee per year are not subject to income taxes.

(hh)	Income Taxes

The Company was incorporated in the British Virgin Islands (BVI) on September 21, 2007.  As an offshore company, it is exempt from income taxes according to the Article 242 of the BVI Business Companies Act 2004(“Exemptions from Tax”), which states that (a) a company b) all dividends, interest, rents, royalties, compensations and other amounts paid by company, and (c) capital gains realized with respect to any shares, debt obligations or other securities of a company, are exempt from all provisions of the Income Tax Ordinance.

LYH Acquisition Corporation

Notes To Pro Forma Consolidated Financial Statements

December 31, 2007

WWC was incorporated in Hong Kong on October 22, 2007.  In accordance with the relevant tax laws and regulations of Hong Kong, a company, irrespective of its residential status, is subject to tax on all profits (excluding profits arising from the sale of capital assets) arising in or derived from Hong Kong.  No tax is levied on profits arising abroad, even if they are remitted to Hong Kong.  Therefore, WWC is exempt from income tax for year ended December 31, 2007 since all the profits were derived from Yi Xin Copper in the People’s Republic of China (“PRC”). The income tax rate for year ended December 31, 2007 and 2006  is 17.5%.

Yi Xin Copper was established in April 2006 in Guixi City of Jiangxi Province of the Peoples Republic of China (“PRC”) and began operations in December 2006.  In accordance with the relevant tax laws and regulations of PRC, a company registered in the PRC is subject to state and local income taxes within PRC at the applicable tax rate on the taxable income as reported in their PRC statutory financial statements.  Under the Provisional Taxation Regulation of the PRC, income tax is payable at a rate of 33% of their taxable income for the current year.  Effective January 1, 2008, all companies are subject to uniform tax rate of 25%.  According to the PRC tax law, government subsidies for qualified welfare employees up to 35,000 yuan in RMB per handicapped employee per year are not subjected to income taxes. In addition, the PRC tax law allows operating losses to be carried forward for five years.  Due to the incentive policies made by Guixi Local finance department to attract out of town investments, Yi Xin Copper, who qualifies as out of town investor, is entitled to a two-year exemption from income taxes followed by three years of a 50% tax reduction.  Yi Xin Copper is required to pay income taxes first at regular tax rate, which is 33%, then the government will make full refund of the taxes paid by Yi Xin Copper for the first two years, then reduced to a refund of 50% of the taxes paid by the Company for the following three years.  Therefore Yi Xin Copper was exempted from income tax in 2006 and 2007.  Effective on January 1, 2008, only the local government portion of the income taxes paid by Yi Xin Copper will be fully refunded for the first two years, then reduced to a refund of the 50% of the taxes paid by Yi Xin Copper that is allocable to the local government for the following three years.

The Company accounts for income tax using an assets and liability approach and allows for recognition of deferred tax benefits in future years.  Under the assets and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purpose.  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization in uncertain.

The Company has no temporary differences.  Therefore, no deferred tax assets and liabilities have been recognized and no valuation allowance has been established.

The Company does have permanent differences, such as penalties, government subsidies for qualified welfare employees, etc.

(ii)	Related Parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions.  Parties are also considered to be related if they are subject to common control or common significant influence.  Related parties may be individuals or corporate entities.

LYH Acquisition Corporation

Notes To Pro Forma Consolidated Financial Statements

December 31, 2007

(jj)	Foreign Currency Translation

Yi Xin Copper maintains its books and accounting records in Renminbi (“RMB”), the PRC’s currency, being the functional currency.  Transactions denominated in foreign currencies are translated into the reporting currency at the exchange rates prevailing on the transaction dates.  Assets and liabilities denominated in foreign currencies are translated into the reporting currency at the exchange rates prevailing at the balance sheet date.  Income and expenditures are translated at the average exchange rate of the year.

December 31, 2007
Balance sheet	RMB	7.3141	to US	$1
Operating statement	RMB	7.6172	to US	$1

December 31, 2006
Balance sheet	RMB	7.81750	to US	$1
Operating statement	RMB	7.95064	to US	$1

In July 2005, the PRC began to value the RMB against a basket of currencies of its major trading partners, including the U.S.  Since the adoption of this flexible exchange rate policy, the RMB has been under pressure to appreciate against the U.S. dollar.  This has affected the changes in the foreign currency translation as reflected in the other comprehensive income of $403,879 (pro forma) and $838(pro forma) for the year ended December 31, 2007 and for the period from the inception April 2006 to December 31, 2006.

(kk)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  On an on-going basis, the Company evaluates its estimates, including, but not limited to, those related to depreciation, bad debts, income taxes and contingencies.  The company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, Actual results could differ from those estimates.

(ll)	Economic and Political Risks

The Company’s operations are conducted in the PRC.  Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe.  These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange.  The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

LYH Acquisition Corporation

Notes To Pro Forma Consolidated Financial Statements

December 31, 2007

(mm)	Fair value of Financial Instruments

The carrying value of financial instruments including cash, receivables, accounts payable, accrued expenses and debt, approximates their fair value at December 31, 2007 due to the relatively short-term nature of these instruments.

(nn)	Revenue Recognition

The Company recognizes revenue from product sales when goods are delivered, the quantity and quality of the goods are confirmed and rewards and risk of ownership and title pass to the customers.  Revenues consist of the invoice value of the sale of goods and services net of value added tax, rebates and discounts, certain sales incentives, trade promotion, and product returns.  All of the Company’s products are shipped directly to the manufacturer.  Revenue arrangement requires receipt of purchase orders before product shipment and delivery.  Three unrelated companies constitute a significant part to the Company by commanding more than 27% of its total unrelated party sales, and their sales percentages are 13/%, 9% and 5% respectively.

(oo)	Employee’s Benefits

The Company is required and made contributions to the Government’s health, retirement benefit and unemployment plan at the statutory rates in force during the period, based on gross salary payments.  The cost of these payments is charged to the statement of income at the same period as the related salary cost.

(pp)	Comprehensive Income (loss)

The Company adopted Statement of Financial Accounting Standards No, 130, “ Reporting Comprehensive Income,” (SFAS No. 130).  SFAS No. 130 requires the reporting of comprehensive income in addition to net income from operations.

Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of information that historically has not been recognized in the calculation of net income.  The comprehensive income (loss) for the year ended December 31, 2007 and for the period from April 2006 to December 31, 2006 were $3,063,824(pro forma) and $(169,202) (pro forma), respectively.

(qq)	Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of trade account receivable.  The Company performs ongoing credit evaluations with respect to the financial condition of its creditors, but does not require collateral.

(rr)	Reclassifications

Certain amounts at December 31, 2006(pro forma) have been reclassified in conformation with the presentation of the December 31, 2007 financial statements (pro forma).  The reclassifications have no effect on operation or equity for the period from the inception April 2006 to December 31, 2006.

LYH Acquisition Corporation

Notes To Pro Forma Consolidated Financial Statements

December 31, 2007

(ss)	Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (“SFAS”) No. 160, "Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51”.  SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009.  The Company is currently evaluating the impact of SFAS 160 on its financial statements.

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (“SFAS”) No. 141(R), "Business Combinations”.  SFAS 141(R) establishes principles and requirements for how the acquirer, recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, an any noncontrolling interest in the acquiree, recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase, and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.  SFAS 141(R) is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009.  The Company is currently evaluating the impact of SFAS 141(R) on its financial statements.

In December 2007, the SEC issued Staff Accounting Bulletin No. 110 (“SAB 110”). SAB 110 permits companies to continue to use the simplified method, under certain circumstances, in estimating the expected term of “plain vanilla” options beyond December 31, 2007. SAB 110 updates guidance provided in SAB 107 that previously stated that the Staff would not expect a company to use the simplified method for share option grants after December 31, 2007. Adoption of SAB 110 is not expected to have a material impact on the Company’s financial statements.

In March 2008, the FASB issued SFAS No.161, Disclosures about Derivative Instruments and Hedging Activities- an amendment of FASB statement No.133.SFAS No.161 requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. SFAS No.161 is effective for fiscal years, and interim periods within those fiscal years, beginning after November 15, 2008, with early application encouraged. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ending December 31, 2009. The Company is currently evaluating the impact of SFAS No. 161 on its financial statements.

NOTE 4- - ACCOUNTS RECEIVABLE

The Company’s accounts receivable from unrelated parties as of December 31, 2007and 2006(pro forma) are summarized as follows:

	December 31, 2007	December 31, 2006 (pro forma)
Trade Receivables	$6,839,476	$379,325
Less: Allowance for doubtful accounts	34,197	—
Net accounts receivable,	$6,805,279	$379,325

LYH Acquisition Corporation

Notes To Pro Forma Consolidated Financial Statements

December 31, 2007

Since there is no estimate for allowance for doubtful accounts for year 2006, the beginning balance of year 2007 for allowance for doubtful accounts is zero. As of December 31, 2007, the Company estimated total bad debt allowance at $34,197, which represent 0.5% of total account receivable of $6,839,476 . The ending balance for allowance for doubtful accounts for year 2007 is $34,197.

NOTE 5- PROPERTY, PLANT AND EQUIPMENT

 Property, plant and equipment consisted of the following, as of December 31, 2007and 2006(pro forma).

Cost:	December 31, 2007	December 31, 2006 (pro forma)
Buildings and Leasehold	$565,864	$—
Machinery	1,967,344	$912,891
Office equipments	15,935	4,322
Motor Vehicles	23,545	9,378
Subtotal	2,572,688	926,591
Less: Accumulated depreciation	(204,221)	(11,071)
Acquisition Adjustment	(1,563,473)	—
Property, plant and equipment, net	$804,994	$915,520

The Company recorded depreciation expense of $ 184,733 (pro forma) and $ 10,886 (pro forma) for the year ended December 31, 2007 and for the period from April 2006 to December 31, 2006, respectively.

NOTE 6- LAND USE RIGHTS

Cost:	December 31, 2007	December 31, 2006 (pro forma)
Land Use Right	$177,192	$165,782
Less: Accumulated Amortization	(4,102)	(1,023)
Acquisition Adjustment	(114,260)	—
Land Use Right, net	$58,830	$164,759

The Company recorded amortization expense of $ 2,888(pro forma) and $1,006 (pro forma) for the year ended December 31, 2007 and for the period from April 2006 to December 31, 2006, respectively.

LYH Acquisition Corporation

Notes To Pro Forma Consolidated Financial Statements

December 31, 2007

NOTE 7-   INVENTORY

On December 31, 2007 and 2006(pro forma), inventories consisted of the following:

	December 31, 2007	December 31, 2006 (Pro Forma)
Raw materials	$1,002,546	$277,510
Work-in-progress	—	471,605
Finished goods	3,383,518	—
Total Inventories	$4,386,064	$749,115

Since the Company does not recognize sales until customers confirmed the quantity and quality of the goods, some finished goods, although delivered and stored at customer’s site, still belong to the Company and are included in the inventory of the Company until customers accept the goods and revenues recognized by the Company.  As of December 31, 2007, the total finished goods inventory on customers’ site is $3,105,762.

 NOTE 8-RELATED PARTY TRANSACTIONS

These following entities are considered related parties to the Company and the related parties act only as the Company’s suppliers, retailers, or directors or managerial personnel. And there are no other relationships wherein the Company has the ability to exercise significant influence over the operating and financial policies of these parties.  The Company is not obligated to provide any type of financial support to these related parties.  The economic substance of each entity is summarized as follows:

Related Party	Economic Substance
Taizhou Wuhe Copper Company	Distributes copper products in China

Taizhou Guangda Packaging Company	Engaged in buying and selling packaging materials

Zhengzhou Xiandai Chemical Company	Engaged in Chemical products manufacturing and distributing

Yuhuan Ruixing Copper Company	Manufactures and distributes copper products in China

Guixi Fangyuan Recycling Company	Engage in recycling of waste materials in China

The Company continued to purchase and sell copper products between related parties which include Taizhou Wuhe Copper Company, Yuhuan Ruixing Copper company, and Guixi Fangyuan Recycling Company.  The following related party transactions occurred for the year ended December 31, 2007 (pro forma) and for the period from April 2006 to December 31, 2006(pro forma).

LYH Acquisition Corporation

Notes To Pro Forma Consolidated Financial Statements

December 31, 2007

	For the year ended December 31, 2007 (pro forma)		For the period from the inception April 2006 to December 31, 2006(pro forma)
Purchases from related parties
Guixi Fangyuan Recycling Company	US$	152,294,037	US$	2,264,398
Total	US$	152,294,037	US$	2,264,398

Sales to related parties
Taizhou Wuhe Copper Company	US$	7,649,021	US$	294,182
Yuhuan Ruixing Copper Company		55,260		23,801
Total	US$	7,704,281	US$	317,983

NOTE 9- SHORT-TERM BANK LOAN

Short-term loan represented the following as of December 31, 2007  and 2006(pro forma)

	December 31, 2007	December 31, 2006(pro forma)
Secured	$2,734,444	$—
Less: Current portion	(2,734,444)	—
Non-current portion	$—	$—

To finance the operation of the business, during the second quarter of 2007, the Company obtained one short-term loan of $532,085 (RMB 4 million) from local Construction Bank of China, with interest bearing at 6.475% per annum.  The loan was secured by the pledge of land use right held by the Company and was paid in full on December 31, 2007.  On December 3, 2007, the Company obtained the second short- term loan of $2,734,444 (RMB 20 million) from local Bank of Pu Fa, Nanchang branch with interest bearing at 7.128% per annum.  The loan is guaranteed by the other company.  The Company recorded $26,441(pro forma) interest expenses for the year ended December 31, 2007.

000160/09953 BFLODOCS 2383790v1